Exhibit 99.2

UNCLASSIFIED - NON CLASSIFIÉ# Reporting Entity Name Reporting Year From 1/1/2023 To: 12/31/2023 Date submitted 5/17/2024 Other Subsidiaries Included (optional field) Not Consolidated Not Substituted Attestation by Reporting Entity Full Name of Director or Officer of Reporting Entity Position Title Date Shawna Meyers CFO 5/17/2024 Extractive Sector Transparency Measures Act - Annual Report In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above. Reporting Entity ESTMA Identification Number E248543 Hammerstone Infrastructure Materials Ltd. Amended Report Original Submission

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	**From:** 1/1/2023	**To:** 12/31/2023	
Reporting Entity Name	Hammerstone Infrastructure Materials Ltd.	**Currency of the Report**	CAD
Reporting Entity ESTMA Identification Number	E248543		
Subsidiary Reporting Entities (if necessary)			

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Government of Alberta		3,930,000	1,270,000	1,020,000					**6,220,000**	
Canada	Government of Canada	Receiver General	6,820,000							**6,820,000**	

Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Hammerstone Infrastructure Materials Ltd.		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E248543			
Subsidiary Reporting Entities (if necessary)				

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Alberta Mineral Properties	10,750,000	1,270,000	1,020,000					**13,040,000**	

Additional Notes[3]: